UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2004

NAVISTAR FINANCIAL RETAIL

RECEIVABLES CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-67112	51-0337491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 W. Golf Road

Rolling Meadows, IL 60008

(Address of Principal Executive Offices, including Zip Code)

(847) 734-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On March 15, 2004, the registrant made available to prospective investors a series term sheet setting forth a description of the initial collateral pool and the proposed structure of $600,000,000 aggregate principal amount of Series 2004-A Asset Backed Notes, Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C, of Navistar Financial 2004-A Owner Trust. The series term sheet is attached hereto as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99	Series Term Sheet dated March 15, 2004 with respect to the proposed issuance of the Series 2004-A Asset Backed Notes, Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C, of Navistar Financial 2004-A Owner Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

/s/ Andrew J. Cederoth
By:	Andrew J. Cederoth
Its:	Vice President and Treasurer

Date: March 16, 2004

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